Exhibit 10.106

UPON RECORDING RETURN TO:

Williams, Rentz & Moulton, P.C.

412 Ocean Boulevard

St. Simons Island, Georgia 31522

DEED TO SECURE DEBT AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter referred to as this “Deed”) made and entered into as of the 7th day of October, 2022, by and between MHP PURSUITS LLC, a North Carolina limited liability company whose address is 136 Main Street, Pineville, NC 28134, as grantor (hereinafter referred to as “Borrower”), and RICHARD SMITH and ANNETTE SMITH, a married couple, who are Georgia residents having a mailing address of [redacted], as grantee (herein called “Grantee”);

W I T N E S S E T H

THAT FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower hereinafter set forth, Borrower does hereby grant, bargain, sell, convey, assign, transfer, pledge and set over unto Grantee and the successors, successors-in-title and assigns of Grantee all of the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter referred to collectively as the “Property”):

(a) All those certain lots, tracts or parcels of land situate, lying and being in the State of Georgia, County of Glynn, being more particularly described in Exhibit “A” attached hereto and by this reference incorporated herein and made a part hereof (the “Land”).

(b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (the “Improvements”), and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned or leased by Borrower and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds of any of the foregoing, and all the right, title and interest of Borrower in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, all trade names, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Property or any part thereof or are now or hereafter acquired by Borrower; and all inventory, accounts, chattel paper, documents, equipment, fixtures and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed. The location of the above described collateral is also the location of the Land.

(c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower.

(d) All income, rents, issues, profits and revenues of the Property from time to time accruing (including without limitation all payments under leases (or subleases) or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Borrower or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same; reserving only the right to Borrower to collect (but not more than one month in advance of accrual) rents so long as Borrower is not in Default hereunder.

(e) All insurance proceeds in respect of the Property under any policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property.

(f) All awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property.

(g) All utility service bonds and/or cash deposits, site improvement bonds and/or cash deposits, building permits, sewer connection and/or tap-in permits, water connection and/or tap-in permits, curb-cut permits, utility service agreements, site work agreements with any governmental authority or public utility, and all other permits, approvals and contracts of any kind relating to the Land or Improvements.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee and the successors and assigns of Grantee, IN FEE SIMPLE forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same are unencumbered except for those matters (hereinafter referred to as the “Permitted Encumbrances”) expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof, and that Borrower does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Encumbrances.

This Deed is intended to operate and is to be construed as a deed passing the title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the payment of the following described indebtedness, liabilities and obligations (hereinafter referred to collectively as the “Indebtedness”):

(a) All debts, liabilities and obligations of Borrower evidenced by that certain Secured Promissory Note (such promissory note and all amendments, modifications, extensions, renewals and replacements thereof being hereinafter referred to as the “Note”) dated of even date herewith, made by Borrower to the order of Grantee in the principal face amount of NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($900,000.00), with the final payment being due on or before November 1, 2042, or such earlier date as provided in the Note; together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by the Note.

(b) Any and all additional advances made by Grantee to protect or preserve the Property or the security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or for any other purpose provided herein (whether or not the original Borrower remains the owner of the Property at the time of such advances); and

(c) Any and all other indebtedness now owing or which may hereafter be owing by Borrower to Grantee, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

By execution hereof by Borrower and acceptance hereof by Grantee, the parties hereto hereby affirmatively state that they intend to create and establish a perpetual or indefinite security interest in favor of Grantee in the Property conveyed hereby pursuant to Official Code of Georgia Annotated (“O.C.G.A.”) §44-14-80(a)(1) or §44-14-80(a)(2), as applicable, and agree that title to the Property conveyed hereby shall not revert to Borrower until the expiration of the longest period of time permitted under whichever of said subsections as shall be applicable to this conveyance, or if later, the date determined in accordance with O.C.G.A. §44-14-80(b) or §44-14-80(c), as applicable, if any portion or all of the indebtedness secured hereby is extended or renewed.

Should the Indebtedness be indefeasibly and fully paid according to the tenor and effect thereof when the same shall become due and payable and Grantee has no further commitment or obligation to advance funds or extend credit to or on account of Borrower under the Note or any other instrument or agreement secured hereby, and should Borrower perform in a timely manner all covenants herein contained with respect to the Land, then this Deed shall be cancelled and surrendered, otherwise this deed shall remain in full force and effect.

Borrower hereby further covenants and agrees with Grantee as follows:

ARTICLE 1

1.01 Payment of Indebtedness. Borrower shall pay the Note according to the tenor thereof and the remainder of the Indebtedness promptly as the same shall become due.

1.02 Taxes, Liens and Other Charges.

(a) Borrower shall pay, or cause to be paid, on or before the due date thereof, all taxes, assessments, levies, license fees, permit fees and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen) of every character whatsoever (including all penalties and interest thereon) now or hereafter levied, assessed, confirmed or imposed on, or in respect of, or which may be a lien upon, the Property, or any part thereof, or any estate, right or interest therein, or upon the rents, issues, income or profits thereof, and shall submit to Grantee such evidence of the due and punctual payment of all such taxes, assessments and other fees and charges as Grantee may require.

(b) Borrower shall pay, or cause to be paid, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the other Indebtedness, this Deed or any other instrument now or hereafter evidencing, securing or otherwise relating to the Indebtedness, and shall submit to Grantee such evidence of the due and punctual payment of all such taxes, assessments, charges, expenses, costs and fees as Grantee may require.

(c) Borrower shall pay, or cause to be paid, on or before the due date thereof, (i) all premiums on policies of insurance covering, affecting or relating to the Property, as required pursuant to Paragraph 1.03 of this Deed; and (ii) all ground rentals, other lease rentals and other sums, if any, owing by Borrower and becoming due under any lease or rental contract affecting the Property. Borrower shall submit to Grantee such evidence of the due and punctual payment of all such premiums, rentals and other sums as Grantee may require.

(d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Grantee, Borrower will pay any such tax as the same pertains to this Deed, the Note and the other documents delivered by Borrower in connection herewith and therewith on or before the due date thereof. If Borrower fails to make such prompt payment or if, in the opinion of Grantee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Borrower from making such payment or would penalize Grantee if Borrower makes such payment or if, in the opinion of Grantee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Indebtedness and all interest accrued thereon shall, at the option of Grantee by written notice of not less than sixty (60) days to Borrower, become immediately due and payable.

(e) Borrower will not suffer any mechanic’s, materialman’s, laborer’s, statutory or other lien to be filed of record and to remain outstanding against the Property or any portion of the Property for more than 30 days from the date it was filed and not be bonded off within said 30-day period.

1.03 Insurance.

(a) Borrower shall procure for or cause to be procured, deliver to and maintain for the benefit of Grantee during the term of this Deed, original paid up insurance policies of such insurance companies, in such amounts, in such form and substance, and with such expiration dates as are acceptable to Grantee and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Grantee, providing the following types of insurance covering the Property and the interest and liabilities incident to the ownership, possession and operation thereof:

(i) insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and against such other hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location, the amount of which insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Property without deduction for depreciation, and which policies of insurance shall contain satisfactory replacement cost endorsements [If any portion of the Property is currently or at any time in the future located in a federally designated “special flood hazard area”, Borrower shall also obtain flood hazard insurance in such amounts as Grantee may require];

(ii) such other insurance on the Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Grantee against other insurable casualties which at the time are commonly insured against in the case of properties of similar character and location, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

(b) Grantee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Grantee, instead of to Borrower and Grantee jointly. In the event any insurance company fails to disburse directly and solely to Grantee but disburses instead either solely to Borrower or to Borrower and Grantee jointly, Borrower agrees immediately to endorse and transfer such proceeds to Grantee. Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Grantee may execute such endorsements or transfers for and in the name of Borrower and Borrower hereby irrevocably appoints Grantee as Borrower’s agent and attorney-in-fact so to do. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including, without limitation, reasonable attorneys’ fees, Grantee may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Indebtedness, whether or not due and in whatever order Grantee elects, (ii) to the repair and/or restoration of the Property, and/or (iii) for any other purposes or objects for which Grantee is entitled to advance funds under this Deed, all without affecting the security interest created by this Deed; and any balance of such monies then remaining shall be paid to Borrower or the person or entity lawfully entitled thereto. Grantee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(c) At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.03, a renewal or replacement thereof satisfactory to Grantee shall be delivered to Grantee. Borrower shall deliver to Grantee receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder (or certificates thereof) shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed or any other transfer of title to the Property in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or to Grantee, as the case may be, and Grantee is hereby irrevocably appointed by Borrower as attorney-in-fact for Borrower to assign any such policy to said purchaser or to Grantee, as the case may be, without accounting to Borrower for any unearned premiums thereon.

1.04 Notwithstanding Section 1.03 above, Borrower may elect within 45 days of any occurrence or hazard for the insurance proceeds to be applied to the repair or restoration of the Property and Manufactured Homes damaged or destroyed. Upon Borrower’s election, such funds shall be made available to Borrower only on compliance with the following conditions: (i) within forty-five (45) days of a Loss, Borrower shall notify Lender of Borrower’s intention to use the insurance proceeds to repair or restore the Premises to as nearly as practicable their condition immediately prior to the Loss; (ii) Lender shall have determined, in its reasonable judgment, that sufficient funds (including the insurance proceeds) are available or committed on terms reasonably satisfactory to Lender to complete and pay for the restoration and repair of the Premises in accordance with all then applicable building code requirements; (iii) funds available to Borrower shall be dedicated and sufficient to pay during the period required to restore or repair the Premises the required payments of principal of and interest on the Note and all unabated operating expenses of the Premises; and (iv) the Contractor shall be reasonably approved by Lender and the contract between Borrower and the Contractor shall be submitted to, and reasonably approved by Lender. If no election is made by Borrower within sixty (60) days of the Loss, Lender shall apply the insurance proceeds as a credit on the Note or any portion thereof, whether then matured or to mature in the future. Should the Premises or any of Borrower’s Property be materially damaged or destroyed by fire or other casualty, which is not adequately covered by insurance (as reasonably determined by Lender) to effect the full and complete repair or restoration of same, Borrower shall have fourteen (14) days following written notice from Lender of such determination by Lender to establish and fund an account with Lender with adequate reserves (in excess of any insurance proceeds) in Lender’s reasonable discretion to effect the full and complete repair or restoration of the Premises or any of Borrower’s Property.

1.05 Monthly Deposits. Upon the occurrence of a Default, at the option of Grantee and further to secure the payment of the taxes and assessments referred to in Paragraph 1.02, Borrower shall deposit with Grantee, on the due date of each payment under the Note, such amounts as, in the estimation of Grantee, shall be necessary to pay such charges as they become due; said deposits to be held by Grantee, free of any liens or claims on the part of creditors of Borrower and as part of the security of Grantee, and to be used by Grantee to pay current taxes and assessments on the Property as the same accrue and are payable. Payment from said sums for said purposes shall be made by Grantee at its discretion and may be made even though such payments will benefit subsequent owners of the Property. Said deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Grantee. If said deposits are insufficient to pay the taxes and assessments in full as the same become payable, Borrower will deposit with Grantee such additional sum or sums as may be required in order for Grantee to pay such taxes and assessments in full. Upon any default in the provisions of this Deed or the Note, or any instrument evidencing, securing or in any way related to the Indebtedness, Grantee may, at its option, apply any money in the fund resulting from said deposits to the payment of the Indebtedness in such manner as it may elect.

1.05 Condemnation. In the event there hereafter occurs a condemnation (which term when used in this Deed shall include any damage or taking by any governmental authority or other entity having the power of eminent domain, and any transfer by private sale in lieu thereof), resulting in any damage or taking, either temporarily or permanently, of the entire Property or a material portion of the Property (whether a material portion will be determined by Grantee in Grantee’s discretion), then, and in any one of said events, the entire Indebtedness shall, at the option of Grantee, immediately become due and payable. Borrower, immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution, of any action or proceeding for the taking through condemnation of the Property or any part thereof will notify Grantee, and Grantee is hereby authorized, at its option, to commence, appear in and prosecute, through counsel selected by Grantee, in its own or in Borrower’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Grantee, and Grantee is authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. After deducting from said condemnation proceeds all of its reasonable expenses incurred in the collection and administration of such sums, including, without limitation, reasonable attorney’s fees, Grantee may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Indebtedness, whether or not due and in whatever order Grantee elects, (ii) to the repair and/or restoration of the Property and/or (iii) for any other purposes or objects for which Grantee is entitled to advance funds under this Deed, all without affecting the security interest created by this Deed, and any balance of such monies then remaining shall be paid to Borrower or any other person or entity lawfully entitled thereto.

Borrower agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Grantee may require. If, prior to the receipt by Grantee of such award or proceeds, the Property shall have been sold on foreclosure of this Deed, or under the power of sale herein granted, Grantee shall have the right to receive such award or proceeds to the extent of any unpaid Indebtedness following such sale, with legal interest thereon, whether or not a deficiency judgment on this Deed or the Note shall have been sought or recovered, and to the extent of reasonable counsel fees, costs and disbursements incurred by Grantee in connection with the collection of such award or proceeds.

1.06 Care of Property.

(a) Borrower will keep the all improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Property or any part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Property.

(b) Borrower will not remove, demolish or alter the structural character of any improvement located on the Land without the written consent of Grantee.

(c) If the Property or any part thereof is damaged by fire or other cause, Borrower will give immediate written notice thereof to Grantee.

(d) Grantee or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours upon reasonable prior notice to Borrower.

(e) Borrower will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof.

(f) If all or any part of the Property shall be damaged by fire or other casualty, Borrower will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Borrower will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Grantee. Notwithstanding the foregoing, Borrower shall not be obligated so to restore, repair or alter unless, in each instance, Grantee agrees (in Grantee’s sole discretion) to make available to Borrower (pursuant to a procedure satisfactory to Grantee) any and all net insurance or condemnation proceeds actually received by Grantee hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration, repair or alteration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration, repair or alteration shall in no way relieve Borrower of its obligation to restore, repair or alter. In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Borrower shall promptly deposit with Grantee a sum equal to the amount by which the estimated cost of the restoration of the Property (as determined by Grantee in its reasonable and good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damage or destruction.

1.07 Leases, Contracts, Etc.

(a) As additional collateral and further security for the Indebtedness, Borrower does hereby assign to Grantee Borrower’s interest in any and all leases, subleases, tenant contracts, rental agreements, franchise agreements, management contracts, construction contracts, and other contracts, licenses and permits now or hereafter affecting the Property, or any part thereof, and Borrower agrees to execute and deliver to Grantee such additional instruments, in form and substance satisfactory to Grantee, as may hereafter be requested by Grantee further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Grantee to any lease, sublease, tenant contract, rental agreement, franchise agreement, management contract, construction contract, or other contract, license or permit, or to impose upon Grantee any obligation with respect thereto. Borrower shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Borrower to be kept and performed and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.

(b) Borrower shall not execute an assignment of the income, rents, issues or profits, or any part thereof, from the Property unless Grantee shall first consent in writing to such assignment (which consent may be withheld in Grantee’s sole discretion) and unless such assignment shall expressly provide that it is subordinate to the assignment contained in this Deed and any assignment executed pursuant hereto or concerning the Indebtedness.

1.09 Security Agreement.

(a) With respect to the personal property, fixtures, equipment, furniture, furnishings, appliances and other property rights and interests, tangible and intangible, included in the Property, this Deed is hereby made and declared to be a security agreement encumbering each and every item thereof, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. At any time and from time to time, a financing statement or statements reciting this Deed to be a security agreement affecting all of such property may be prepared and filed by Grantee without Borrower’s execution thereof. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee’s sole election. Borrower and Grantee agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Grantee that everything used in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Deed, is, and at all times and for all purposes and in all proceedings, legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (i) the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Borrower’s interest as lessor (or sublessor) in any present or future lease (or sublease) or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease, sublease or otherwise, shall not in any way alter any of the rights of Grantee as determined by this Deed or affect the priority of Grantee’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing clauses (i), (ii) or (iii) of this sentence, that notice of Grantee’s priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

(b) The information contained in this Subparagraph 1.08(b) is provided in order that this Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, and the identity and state of residency of “Debtor”, are as set forth in Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

1.10 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Grantee, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Grantee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Grantee, any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the opinion of Grantee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (i) the obligation of Borrower under the Note and under this Deed, and (ii) the security interest created by this Deed as a first and prior security interest upon and security title in and to all of the Property, whether now owned or hereafter acquired by Borrower, subject only to the Permitted Exceptions. Upon any failure by Borrower so to do, Grantee may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Grantee the agent and attorney-in-fact of Borrower so to do. The security title of this Deed and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Property or any part thereof.

1.11 Expenses. Borrower will pay or reimburse Grantee, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Grantee is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, this Deed or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Deed, any condemnation action involving the Property or any action to protect the security hereof, and any such amounts paid by Grantee shall be added to the Indebtedness and shall be secured by this Deed.

1.12 Estoppel Certificates. After request by Grantee, Borrower, within ten (10) days, shall furnish Grantee or any proposed assignee an estoppel certificate in form and content as may be requested by Grantee with respect to the status of the Loan and whether any Default (as hereinafter defined) has occurred and is continuing and whether any circumstances exist that after notice or lapse of time or both would constitute a Default (as hereinafter defined) has occurred and is continuing. If any Default has occurred and is continuing or if any circumstances exists that would constitute a Default after notice and/or lapse of time, such estoppel certificate shall also detail the nature and period of existence of such condition and what action Borrower is taking or proposes to take with respect thereto.

1.13 Subrogation. To the full extent of the Indebtedness, Grantee is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Property which is paid or satisfied, in whole or in part, directly or indirectly, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Grantee as additional collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Grantee had they been duly and legally assigned, transferred, set over and delivered unto Grantee by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and cancelled of record.

1.14 Limit of Validity. If from any circumstances whatsoever, fulfillment of any provision of this Deed or the Note at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.13 shall control every other provision of this Deed.

1.15 Conveyance of Property. Borrower therefore covenants and agrees with Grantee, as part of the consideration for Grantee extending to Borrower of the indebtedness evidenced by the Note that Borrower shall not sell, convey, transfer, assign, further encumber or pledge any or all of the Property, or its interest in any or all of the Property, or any beneficial interest in Borrower, without the prior written consent of Grantee.

ARTICLE 2

2.01 Default. The terms “Event of Default”, “Default” or “Defaults”, wherever used in this Deed, shall mean any one or more of the following events:

(a) Failure by Borrower to pay when due and payable any portion of the Indebtedness , and such failure is unremedied within ten (l 0) days after written notice thereof is given to Borrower.; or

(b) The occurrence of an Event of Default under, and as defined in, the Note, or any assignment of leases and rents, security agreement, or any other agreement now or hereafter evidencing, securing or otherwise relating to the Note, this Deed, or the Indebtedness after the expiration of any, if any, applicable cure period contained therein; or

(c) Any warranty of Borrower contained in this Deed, any assignment of leases and rents or any other agreement now or hereafter evidencing or securing or otherwise relating to the Note, this Deed, or the Indebtedness, proves to be untrue or misleading in any material respect; or

(d) The filing by Borrower or any endorser or guarantor of the Note of a voluntary petition in bankruptcy or the filing by Borrower or any such endorser or guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself or himself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower’s or any such endorser’s or guarantor’s seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower, such endorser or guarantor, or of all or any part of the Property or any other property or assets of Borrower or any such guarantor or endorser or of any other property or assets of Borrower, such endorser or guarantor, or of any or all of the income, rents, issues, profits or revenues thereof, or the making by Borrower, or any such endorser or guarantor, of any general assignment for the benefit of creditors, or the admission in writing by Borrower, or for any such endorser or guarantor, of its or his inability to pay its or his debts generally as they become due or the commission by Borrower or any such endorser or guarantor of an act of bankruptcy; or

(e) The filing of a petition against Borrower, or any endorser or guarantor of the Note, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower, or of any such endorser or guarantor or of all or any part of the Property or any other property or assets of Borrower or any such guarantor or endorser or of any or all of the income, rents, issues, profits or revenues thereof unless such petition shall be dismissed, or such trustee, receiver or liquidator shall be removed, within sixty (60) days after such filing, but in any event prior to the entry of a final order, judgment or decree approving such petition; or

(f) The Property (or any portion thereof) is subjected to actual waste, or any material part of the Property is removed, demolished or altered without the prior written consent of Grantee; or

(g) Borrower sells, transfers, conveys, assigns or further encumbers the Property or any portion thereof or interest therein without the prior written approval of Grantee, which approval may be withheld or conditioned in Grantee’s sole discretion; or

(h) Any lien for labor, materials or taxes (except for ad valorem taxes not yet due and payable) or otherwise shall be filed against all or any part of the Property and not released (by payment, bonding or otherwise) within ninety (90) days of the filing thereof; or

(i) Occurrence of an Event of Default under, and as defined in, any, if any, deed to secure debt and security agreement or similar instrument on all or any part of the Property after the expiration of any, if any, applicable notice and/or cure periods contained therein, regardless of whether such instrument is of equal priority with, of superior priority to, or junior in priority to this Deed; or

(j) Should Borrower make any assignment for the benefit of creditors or should a receiver, liquidator, or trustee of Borrower’s properties be appointed, or should any petition for the bankruptcy, reorganization, or arrangement of Borrower, pursuant to the federal Bankruptcy Act or any similar statute, be filed, or should Borrower be adjudicated as bankrupt or insolvent, or should Borrower in any proceeding admit his insolvency or inability to pay his debts as they fall due; provided that as to any involuntary proceeding, no default shall be deemed to occur unless Borrower, as applicable, has failed to dismiss such action for 120 (120) days after it is filed; or

(k) Failure by Borrower duly to observe or perform any other term, covenant, condition or agreement of this Deed and such failure continues for ten (10) days after notice thereof is sent from Grantee to Borrower in the case of a failure that can be cured by the payment of money or taking such other action Grantee deems necessary or proper. .

2.02 Acceleration of Maturity. If a Default shall have occurred, then the entire Indebtedness shall, at the option of Grantee, immediately become due and payable without notice or demand, time being of the essence of this Deed; and no omission on the part of Grantee to exercise such option when entitled to do so shall be construed as a waiver of such right.

2.03 Right to Enter and Take Possession.

(a) If a Default shall have occurred, Borrower, upon demand of Grantee, shall forthwith surrender to Grantee the actual possession of the Property and if, and to the extent, permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Property without the appointment of a receiver, or an application therefor, and may exclude Borrower and its agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower.

(b) If Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon Grantee the right to immediate possession or requiring Borrower to deliver immediate possession of the Property to Grantee, and Borrower hereby specifically covenants and agrees that Borrower will not oppose, contest or otherwise hinder or delay Grantee in any action or proceeding by Grantee to obtain such judgment or decree. Borrower will pay to Grantee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Deed.

(c) Upon every such entering upon or taking of possession, Grantee may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) manage and operate the Property and exercise all the rights and powers of Borrower to the same extent as Borrower could in its own name or otherwise act with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Grantee, all as Grantee from time to time may determine to be in its best interest. Grantee may collect and receive all the income, rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and Grantee may apply any monies and proceeds received by Grantee, in whatever order or priority Grantee in its sole discretion may determine, to the payment of (i) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (ii) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (iii) the cost of such insurance; (iv) such taxes, assessments and other similar charges as Grantee may at its option pay; (v) other proper charges upon the Property or any part thereof, (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Grantee; (vii) accrued interest; (viii) deposits required in Paragraph 1.04 and other sums required to be paid under this Deed; or (ix) overdue installments of principal and other Indebtedness. Anything in this Paragraph 2.03 to the contrary notwithstanding, Grantee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Grantee of its rights under this Deed, and Grantee shall be liable to account only for the rents, incomes, issues, profits and revenues actually received by Grantee.

(d) In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed shall be paid and all Defaults shall be cured, and as a result thereof Grantee surrenders possession of the Property to Borrower, the same right of taking possession shall continue to exist if any subsequent Default shall occur.

2.04 Performance by Grantee. If Borrower shall Default in the payment, performance or observance of any term, covenant or condition of this Deed, Grantee may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Grantee with interest thereon at the statutory default rate. Grantee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Borrower or any person in possession holding under Borrower.

2.05 Receiver. If a Default shall have occurred, Grantee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the incomes, rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the Laws of the State of Georgia. Borrower will pay to Grantee upon demand all expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Paragraph 2.05, and any such amounts paid by Grantee shall be added to the Indebtedness and shall be secured by this Deed.

2.06 Enforcement.

(a) If a Default shall have occurred, Grantee, at its option, may sell the Property or any part of the Property at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Indebtedness, and all expenses of sale and of all proceedings in connection therewith, including attorney’s fees actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full warranties of title, subject to the Permitted Exceptions, and to this end, Borrower hereby constitutes and appoints Grantee the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title and equity that Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Indebtedness. In the event of any sale under this Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect, and if Grantee so elects, Grantee may sell the personal property covered by this Deed at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Georgia, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property are sold or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Grantee may determine.

(b) If a Default shall have occurred, Grantee may, in addition to and not in abrogation of the rights covered under Subparagraph 2.06(a), either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note and other Indebtedness or the performance of any term, covenant, condition or agreement of this Deed or any other right, or (ii) to pursue any other remedy available to it, all as Grantee at its sole discretion shall elect.

2.07 Purchase by Grantee. Upon any foreclosure sale or sales of all or any portion of the Property (including, without limitation, any sale or sales under the power herein granted), Grantee may bid and purchase at any such sale and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

2.08 Application of Proceeds of Sale. In the event of a foreclosure sale of all or any portion of the Property (including, without limitation, any sale under the power herein granted), the proceeds of said sale shall be applied, in whatever order Grantee in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith, including reasonable attorney’s fees actually incurred, to insurance premiums, liens, assessments, taxes and charges, including utility charges, advanced by Grantee, to payment of the outstanding principal balance of the Note, to the payment of the other Indebtedness (in such order of application as is determined by Grantee in its sole discretion), to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Borrower, or to the person or entity lawfully entitled thereto.

2.09 Borrower as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10 Waiver of Appraisement, Valuation, Etc. Borrower agrees, to the full extent permitted by law, that in case of a Default, neither Borrower nor anyone claiming through or under Borrower will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed, or the absolute sale of the Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed marshalled upon any foreclosure or sale under the power herein granted.

2.11 Waiver of Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the Laws of the United States and of any state, in and to the Property as against the collection of the Indebtedness, or any part hereof.

2.12 Leases. Grantee, at its option, is authorized to foreclose this Deed subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceedings instituted by Grantee to collect the Indebtedness.

2.13 Discontinuance of Proceedings. In case Grantee shall have proceeded to enforce any right, power or remedy under this Deed by foreclosure, entry or otherwise or in the event Grantee commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then in every such case (i) Borrower and Grantee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken, (iii) each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Default and (iv) neither this Deed, nor the Note, nor the Indebtedness, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Grantee by this Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute.

2.15 Waiver.

(a) No delay or omission by Grantee to exercise any right, power or remedy accruing upon any breach or Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Default, or acquiescence therein, and every right, power and remedy given by this Deed to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee. No consent or waiver, expressed or implied, by Grantee to or of any breach or Default by Borrower in the performance of the obligations of Borrower hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Grantee to complain of any act or failure to act or to declare a Default, irrespective of how long such failure continues, shall not constitute a waiver by Grantee of its rights hereunder or impair any rights, powers or remedies of Grantee hereunder.

(b) No act or omission by Grantee shall release, discharge, modify, change or otherwise affect the original liability under the Note, this Deed, or any other obligation of Borrower or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Grantee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default, or alter the security title, security interest or lien of this Deed except as expressly provided in an instrument or instruments executed by Grantee. Without limiting the generality of the foregoing, Grantee may (i) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (ii) take other or additional security for the payment of the Indebtedness; (iii) waive or fail to exercise any right granted hereunder or in the Note; (iv) release any part of the Property from the security interest or lien of this Deed or otherwise change any of the terms, covenants, conditions or agreements of the Note or this Deed; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; (vii) make or consent to any agreement subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Note, this Deed, or the Property or any document or instrument evidencing, securing or in any way relating to the Indebtedness; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Grantee from exercising any such right, power or privilege or affecting the security title, security interest or lien of this Deed. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Grantee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, obligations or undertakings.

2.16 Suits to Protect the Property. Grantee shall have the power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Property by any acts which may be unlawful or constitute a Default under this Deed, (ii) to preserve or protect its interest in the Property and in the incomes, rents, issues, profits and revenues arising therefrom and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Grantee.

2.17 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

ARTICLE 3

3.01 Successors and Assigns. This Deed shall inure to the benefit of and be binding upon Borrower and Grantee and their respective successors, successors-in-title and assigns. Whenever a reference is made in this Deed to “Borrower” or “Grantee” such reference shall be deemed to include a reference to the successors, successors-in-title and assigns of Borrower and Grantee, as the case may be. The provisions of this Paragraph 3.01 are subject to the restrictions on transfer contained in Paragraph 1.14.

3.02 Terminology. All personal pronouns used in this Deed whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles and Paragraphs are for convenience only and neither limit nor amplify the provisions of this Deed, and all references herein to Articles, Paragraphs or Subparagraphs shall refer to the corresponding Articles, Paragraphs or Subparagraphs of this Deed unless specific reference is made to Articles, Paragraphs, Subparagraphs or other subdivisions of another document or instrument.

3.03 Severability. If any provisions of this Deed or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04 Applicable Law. This Deed shall be interpreted, construed and enforced according to the Laws of the State of Georgia.

3.05 Notices. Any and all notices, elections or demands permitted or required to be made under this Deed shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by certified United States Mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier provided a receipt for delivery is obtained from the recipient to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing to the other party. Any such notice or other document shall be deemed delivered (i) if personally delivered, when actually received by the party to whom directed at the address specified pursuant to this Section, or (ii) if sent by U.S. Mail, three (3) days after such notice of document is deposited in the United States Mail, addressed as provided above, or (iii) if sent by overnight courier, addressed, as provided, on the date of receipt or refusal to accept delivery, as evidenced on the return receipt or other shipping invoice. For the purposes of this Deed:

If to Borrower:	MHP PURSUITS LLC
136 Main Street
Pineville, NC 28134

If to Grantee:	Richard Smith and Annette Smith
[redacted]

3.06 Replacement of Note. Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Deed to the Note shall be deemed to refer to such replacement Note.

3.07 Assignment. This Deed is assignable by Grantee, and any assignment hereof by Grantee shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Grantee.

3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Deed, the Note, and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed and delivered this Deed under seal, as of the day and year first above written.

BORROWER:

GLYNN ACRES MHP LLC,
a Georgia limited liability company

By: Manufactured Housing Prope1ties, Inc.,
a Nevada corporation, its sole member and manager

By:	/s/ Jay Wardlaw III
Name:	Jay Wardlaw III
Title:	President

Signed, sealed and delivered in the presence of:	(SEAL)

Chelsea Gee
Unofficial Witness

Alexander Q. Olliver
Notary Public

(NOTARIAL SEAL)

Exhibit “A”

ALL of that certain lot, tract, or parcel of land situate, lying and being in Glynn County, Georgia containing 2.913 acres and being described and identified on that certain plat of survey prepared by Southeastern Land Surveyors, Inc., dated July 22, 1998 and signed by Norman G. Blood, Georgia Registered Land Surveyor No. 2360, for Richard Smith and Annette Smith and recorded in Plat Drawer 24 as Map Number 316 in the Office of the Clerk of the Superior Court of Glynn County, Georgia. Said plat of survey is incorporated herein by reference for all further purposes of identification and description.

Exhibit A-1

Exhibit “B”

Permitted Exceptions

1. The lien of ad valorem taxes that are not yet due and payable.

2. Any zoning, general utility, sewer, and drainage easements of record, and subdivision declarations, covenants, restrictions, and easements of record.

3. Any prior reservation or conveyance together with release of damages of minerals of every kind and character, including, but not limited to, oil, gas, sand, gravel, in, on or under subject property.

4. Easement from Ralph E. Smith to Georgia Power Company, dated August 18, 1958, filed August 21, 1958, and recorded in the Office of the Clerk of Superior Court of Glynn County, Georgia in Deed Book 8V, Page 22.

5. Relinquishment of access rights (except where designated by the Department of Transportation) as contained in that certain Right of Way Deed from Ralph E. Smith to Department of Transportation, dated April 27, 1973, filed May 3, 1973 and recorded in Deed Book 17M, Page 404, aforesaid records.

6. All matters affecting subject property as shown on plat recorded in Plat Drawer 24, Page 316, aforesaid records.

7. All matters affecting subject property as shown on that certain ALT A/NSPS Land Title Survey for MHP Pursuits, LLC, a North Carolina limited liability company, Richard Smith, Jr. and Annette Smith, its successors and/r assigns as their interest may appear, Chicago Title Insurance Company, and Realm Land Services, Inc., prepared by Real Land Services, Inc., bearing the seal of Michael 0. Cook, GRLS no. 2903, and being dated September 1, 2022.

Exhibit B-1

Exhibit “C”

A.	Debtors:

	(1)	Name or Identity: Glynn Acres MHP LLC

	(2)	Structure:

( ) corporation incorporated under the laws of the State of North Carolina

(X) limited liability company organized and registered under the laws of the State of Georgia

( ) individual

( ) other specify:

	(3)	Mailing address: 136 Main Street

Pineville, North Carolina

B.	Secured Party:

	(1)	Name or Identity: Richard Smith and Annette Smith, a married couple

	(2)	Mailing address: [redacted]

Exhibit C-1